                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /

     Check the appropriate box:
     / / Preliminary Proxy Statement            / / Confidential, for
                                                    Use of the Commission
                                                    Only (as permitted by
                                                    Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             POGO PRODUCING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:
________________________________________________________________________________

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                                       POGO PRODUCING COMPANY
PAUL G. VAN WAGENEN
CHAIRMAN, PRESIDENT &
CHIEF EXECUTIVE OFFICER

                                               March 25, 1996

Dear Shareholders of Pogo Producing Company:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Pogo Producing Company (the "Company"), which will be held in the Century II Room, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 23, 1996, at 10:00 a.m., CDT (Houston time).

     At the meeting you will be asked to consider and vote upon: (1) election of four directors, each for a term of three years; (2) approval of the Company's 1995 Long-Term Incentive Plan; (3) ratification of the appointment of independent public accountants to audit the financial statements of the Company and (4) such other business as may properly come before the meeting or any adjournment thereof.

     We hope that you will find it convenient to attend the meeting in person. However, whether or not you expect to attend, in order to assure your representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy. A return envelope is provided, and no postage need be affixed if mailed in the United States.

                                               Sincerely,

                                               /s/ Paul G. Van Wagenen

                                               Paul G. Van Wagenen
                                               Chairman of the Board

5 GREENWAY PLAZA, SUITE 2700 HOUSTON, TEXAS 77046-0504
P.O. BOX 2504 HOUSTON, TEXAS 77252-2504
713/297-5000 FAX 713/297-5100

                             POGO PRODUCING COMPANY
                                 P.O. BOX 2504
                           HOUSTON, TEXAS 77252-2504

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1996

                            ------------------------

TO THE SHAREHOLDERS OF
POGO PRODUCING COMPANY:

     Notice is hereby given that the Annual Meeting of Shareholders of Pogo Producing Company (the "Company") will be held at the Century II Room, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April
23, 1996, at 10:00 a.m., CDT (Houston time), for the following purposes:

        1. To elect four members of the board of directors to serve until the 1999 annual meeting;

        2. To approve the Company's 1995 Long-Term Incentive Plan as more fully described in the accompanying proxy statement;

        3. To approve the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year 1996; and

        4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 8, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to sign, date and return the accompanying proxy as soon as possible.

                                    By Order of the Board of Directors,

                                    /s/  Gerald A. Morton

                                    GERALD A. MORTON
                                    Corporate Secretary

                             POGO PRODUCING COMPANY
                          5 GREENWAY PLAZA, SUITE 2700
                           HOUSTON, TEXAS 77046-0504
                                  713/297-5000

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors") of Pogo Producing Company (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice.

     This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 25, 1996. The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company. The Company also expects to retain D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies. The Company anticipates that the fees and expenses it will incur for such service will be less than $25,000. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

                                VOTING OF SHARES

     As of the close of business on March 8, 1996, the record date for determining shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 33,073,045 shares of common stock, par value
$1.00 per share ("Common Stock"). The Company has no other class of stock outstanding which is entitled to vote at the meeting. Each share of Common Stock is entitled to one vote with respect to the matters to be acted upon at the meeting. Shareholders are not allowed to cumulate votes in the election of directors. The presence, in person or by proxy, of the holders of a majority of the votes represented by outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting.

     In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of shareholders is required to (i) elect directors to the Company's Board of Directors and (ii) decide any proposals that may be brought before the meeting including approval of the proposed 1995 Long-Term Incentive Plan and the appointment of Arthur Andersen LLP to audit the financial statements of the Company for 1996.
Abstentions from proposals are treated as votes against that particular proposal.
Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal as to which there is the broker non-vote.

     All duly executed proxies received before the meeting will be voted in accordance with the choices specified thereon. As to a matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (1) FOR the election as directors of the four nominees listed herein, (2) FOR the Company's 1995 Long-Term Incentive Plan (the "Incentive Plan") described below, (3)
FOR the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for 1996 and (4) in the discretion of such persons in connection with any other business that may properly come before the meeting.

                            REVOCABILITY OF PROXIES

     Shareholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the annual meeting by (i) filing a written revocation with the secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Shareholders, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the annual meeting and voting in person. Attendance by shareholders at the annual meeting will not, of itself, revoke their proxies.

                           ELECTION OF FOUR DIRECTORS

     Unless contrary instructions are set forth on the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies FOR the election as directors of Messrs. W. M. Brumley, Jr., John B.
Carter, Jr., Frederick A. Klingenstein and Paul G. Van Wagenen, each of whom is presently a director of the Company.

     If the four nominees are elected at this meeting, each will serve for a term of three years ending in 1999. The Restated Certificate of Incorporation of the Company provides for the classification of the Board of Directors into three classes having staggered terms of three years each. The eight continuing directors named below will not be required to stand for election at this meeting, as their present terms expire in either 1997 or 1998. Should any of Messrs. Brumley, Carter, Klingenstein or Van Wagenen become unable or unwilling to accept nomination or election, the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board of Directors may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Proxies cannot be voted for more than four nominees, including those listed below.

                                    NOMINEES

  The following table sets forth information concerning the four nominees for election as directors at the 1996 Annual Meeting, including the business experience of each during the past five years and the number of shares of Common Stock beneficially owned by each based on information as of March 1, 1996.

                                                           COMMON STOCK
                                                       BENEFICIALLY OWNED(1)
                                                       ------------------------
                                                                       PERCENT
                                                        NUMBER OF         OF
            NAME AND BUSINESS EXPERIENCE                  SHARES       CLASS(2)
            ----------------------------               ------------    --------
W.M. BRUMLEY, JR., has been engaged for more than         70,442(3)       *
 five years in managing his personal investments. Mr.
 Brumley, 67, has served as a Director of the Company
 since 1977 and currently serves as a member of its
 Audit Committee.
JOHN B. CARTER, JR., has been Chairman of Houston Na-     91,177(4)       *
 tional Bank for more than five years. Mr. Carter,
 71, was originally elected to the Company's Board of
 Directors in 1977 and currently serves as Chairman
 of the Compensation Committee and a member of its
 Executive Committee.
FREDERICK A. KLINGENSTEIN has been Chairman of         2,479,723(5)(6)   7.5%
 Klingenstein, Fields & Co., L.P., an investment ad-
 visory firm, since 1989. Mr. Klingenstein, 64, has
 served as a Director of the Company since 1987 and
 currently serves as a member of its Executive and
 Compensation Committees.
PAUL G. VAN WAGENEN became Chairman of the Board and      45,456(7)       *
 Chief Executive Officer of the Company in March
 1991. He had previously been elected
 President of the Company in 1990. Mr. Van Wagenen,
 50, has served as a Director of the Company since
 1988 and currently serves as the Chairman of its Ex-
 ecutive Committee.

--------
(1) Under regulations of the Securities and Exchange Commission (the "SEC"), shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or to dispose of such shares, whether or not he has any economic interest in such shares. In addition, a person is deemed to own beneficially any shares as to which he has the right to acquire beneficial ownership within 60 days, such as by exercise of an option or by conversion of another security. Each person has sole power to vote and dispose of the shares listed opposite his name except as indicated in other footnotes. Percentages are rounded to the nearest one-tenth of one percent.
(2) An asterisk indicates less than 1%.
(3) The shares listed include 1,848 shares which could be acquired upon conversion of the Company's 8% Convertible Subordinated Debentures, due 2005 (the "Convertible Debentures") and 45,250 shares subject to options exercisable within 60 days.
(4) The shares listed include 4,177 shares which could be acquired upon conversion of Convertible Debentures and 30,000 shares subject to options exercisable within 60 days.
(5) See note (3) to table entitled "Principal Shareholders."
(6) Includes 15,000 shares subject to options exercisable within 60 days.
(7) The shares listed include 10,802 shares held for Mr. Van Wagenen's account under the Company's Tax-Advantaged Savings Plan and 14,653 shares subject to options exercisable within 60 days, but does not include shares granted to Mr. Van Wagenen pursuant to the Company's Incentive Plan, none of which have vested.

DIRECTORS WITH TERMS EXPIRING IN 1997 AND 1998

  The following table sets forth information concerning the eight directors of the Company not required to stand for re-election at the 1996 Annual Meeting, including the business experience of each during the past five years and the shares of Common Stock of the Company beneficially owned by each based on information as of March 1, 1996.

                              CONTINUING DIRECTORS

                                                               COMMON STOCK
                                                               BENEFICIALLY
                                                                 OWNED(1)
                                                           --------------------
                                                            NUMBER   PERCENT OF
              NAME AND BUSINESS EXPERIENCE                 OF SHARES  CLASS(2)
              ----------------------------                 --------- ----------
TOBIN ARMSTRONG has been engaged for more than five years  35,000(3)      *
 in the ranching business. Mr. Armstrong, 72, has served
 as a Director of the Company since 1977 and currently
 serves as a member of its Compensation Committee. His
 present term expires in 1997.
JACK S. BLANTON has been President of Eddy Refining        37,000(4)      *
 Company since 1958 and Chairman of the Board of Houston
 Endowment, Inc. since 1990. Mr. Blanton, 68, has served
 as a Director of the Company since 1991 and currently
 serves as a member of its Compensation Committee. His
 present term expires in 1998. Mr. Blanton also serves as
 a director of Ashland, Inc., SBC Communications Inc.,
 Baker Hughes Incorporated and Burlington Northern Santa
 Fe Corporation.
WILLIAM L. FISHER is and has been the Director of the Ge-  25,000(4)      *
 ology Foundation and occupant of the Barrow Chair of
 Mineral Resources at the University of Texas at Austin
 for more than five years. Dr. Fisher, 63, has served as
 a Director of the Company since February 1992 and cur-
 rently serves as a member of its Audit Commitee. His
 present term expires in 1998. Dr. Fisher also serves as
 a director of Diamond Shamrock, Inc.
WILLIAM E. GIPSON, has been an independent petroleum       63,118(5)      *
 geologist and rancher for more than five years. Mr.
 Gipson, 71, has served as a Director of the Company
 since 1970 and currently serves as a member of its Audit
 Committee. His present term expires in 1998.
GERRIT W. GONG has been the Director of Asian Studies for  16,000(6)      *
 the Center for Strategic and International Studies, in
 Washington, D.C. for more than five years. Dr. Gong, 42,
 has served as a Director of the Company since 1993 and
 currently serves as a member of its Audit Committee. His
 present term expires in 1997.

                                             (Table continued on following page)

                                                               COMMON STOCK
                                                               BENEFICIALLY
                                                                 OWNED(1)
                                                           --------------------
                                                            NUMBER   PERCENT OF
              NAME AND BUSINESS EXPERIENCE                 OF SHARES  CLASS(2)
              ----------------------------                 --------- ----------
JOHN STUART HUNT has been engaged for more than five          100         *
 years in managing his personal investments. Mr. Hunt,
 74, has served as a Director of the Company since 1983
 and currently serves as the Chairman of its Audit
 Committee. His present term expires in 1997. Mr. Hunt is
 also a director of CMS Nomeco Oil & Gas Co.
NICHOLAS R. PETRY is Chairman of the Board of Petry        81,000(3)      *
 Company and Managing Partner of N.G. Petry Construction
 Company and Mill Iron Ranches. He has been engaged in
 such businesses for more than five years. Mr. Petry, 77,
 has served as a Director of the Company since 1981 and
 currently serves as a member of its Executive and
 Compensation Committees. His present term expires in
 1998.
JACK A. VICKERS has been the owner of The Vickers          30,100(3)      *
 Companies for more than five years. Mr. Vickers, 70, has
 served as a Director of the Company since 1985. His
 present term expires in 1997.

--------
(1) See note 1 to table entitled "Nominees."
(2) An asterisk indicates less than 1%.
(3) Includes 30,000 shares subject to options exercisable within 60 days.
(4) Includes 25,000 shares subject to options exercisable within 60 days.
(5) Includes 26,000 shares of Common Stock subject to options exercisable within 60 days, 5,800 shares of Common Stock held in trust by Mr. Gipson for the benefit of his children and 1,266 shares which could be acquired upon conversion of Convertible Debentures.
(6) Includes 15,000 shares subject to options exercisable within 60 days.

ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS

  In addition to the Executive Committee, comprised of Messrs. Van Wagenen (Chairman), Carter, Klingenstein and Petry, the Board of Directors has an Audit Committee comprised of Messrs. Hunt (Chairman), Brumley, Fisher, Gipson and Gong and a Compensation Committee comprised of Messrs. Carter (Chairman), Armstrong, Blanton, Klingenstein and Petry. The functions of the Audit Committee are to recommend to the Board of Directors the firm of independent public accountants to be engaged to audit the financial statements of the Company, to review the plan and scope of the audit, to review with the auditors and Company officers the Company's significant accounting policies and its internal controls, and to have general responsibility in connection with related matters. The Compensation Committee approves any form of compensation for the Company's employees; administers the granting of employment contracts to certain officers of the Company; and administers the granting of stock options to certain key employees under the Company's stock option plans. The Board of Directors has no standing nominating committee.

  The Board of Directors held four meetings during 1995. The Audit Committee held two meetings during the year. The Compensation Committee held three meetings during the year. No director attended fewer than 75% of the total meetings held during 1995 by the Board of Directors or any committee thereof on which he served.

                  COMMON STOCK OWNED BY DIRECTORS AND OFFICERS

  The following table sets forth information regarding the Common Stock beneficially owned by each of the Company's executive officers named in the Summary Compensation Table that appears under "Executive Compensation" and all of the directors and officers of the Company as a group based on information as of March 1, 1996.

                                                          NUMBER
                                                        OF SHARES
                                                       BENEFICIALLY   PERCENT
NAME                                                     OWNED(1)   OF CLASS(2)
----                                                   ------------ -----------
Stuart P. Burbach.....................................     26,686         *
Kenneth R. Good.......................................     58,828         *
Radford P. Laney......................................     20,605         *
Sammie M. Shaw........................................     40,876         *
Paul G. Van Wagenen...................................     45,456         *
All directors and executive officers as a group (24
 persons).............................................  3,229,385       9.7%

--------
(1) See note (1) to table entitled "Nominees." The shares listed include: (a) shares subject to options exercisable within 60 days as follows: Mr. Burbach, 20,889 shares; Mr. Good, 42,348 shares; Mr. Laney, 11,333 shares; Mr. Shaw, 18,139 shares; Mr. Van Wagenen, 14,653 shares; all directors and executive officers as a group, 429,977 shares; (b) shares held under the Tax-Advantaged Savings Plan as follows: Mr. Burbach, 5,777; Mr. Good, 15,618; Mr. Laney 9,272; Mr. Shaw, 1,237; Mr. Van Wagenen, 10,802; all
    directors and executive officers as a group, 77,853 shares; and (c) shares that may be acquired upon conversion of Convertible Debentures as follows: all officers and directors as a group, 7,291 shares. These share amounts do not include shares granted pursuant to the Incentive Plan, none of which have vested.
(2) An asterisk indicates less than 1%.

                             PRINCIPAL SHAREHOLDERS

  The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned and the percentage such number constitutes of the entire class as of March 1, 1996, or as applicable, the date of filing of the document indicated in footnote (1). To the Company's knowledge, no person or group holds 5% or more of the Company's Convertible Debentures or 5 1/2% Convertible Subordinated Notes due 2004 (the "Subordinated Notes").

                                                        BENEFICIAL OWNERSHIP(1)
                                                        -----------------------
                                                           SHARES    PERCENTAGE
                                                        ------------ ----------
State Farm Mutual Automobile........................... 5,520,077(2)    16.7%
 Insurance Company
 and certain affiliates
 One State Farm Plaza
 Bloomington, Illinois 61701
Frederick A. Klingenstein,............................. 2,904,291(3)    8.8%
 John Klingenstein and
 Klingenstein, Fields & Co., L.P.
 787 Seventh Avenue
 New York, New York 10019
FMR Corp............................................... 2,048,463(4)    6.2%
 and certain affiliates
 82 Devonshire Street
 Boston, Massachusetts 02109-3614
American Express Company............................... 1,923,795(5)    5.8%
 and American Express Financial Corporation
 American Express Tower
 World Financial Center
 New York, New York 10285

--------
(1) See footnote (1) to table entitled "Nominees." Information in the table and footnotes is based on the most recent respective Statement on Schedule 13G or 13D or amendment thereto filed by such persons with the Securities and Exchange Commission (the "SEC"), except as otherwise known to the Company.
(2) Of such 5,520,077 shares, 3,180,145 shares are reported as beneficially owned by State Farm Mutual Automobile Insurance Company, 957,766 shares by State Farm Life Insurance Company, 1,235,766 shares by State Farm Insurance Companies Employee Retirement Trust and 146,400 shares by State Farm Fire & Casualty Company. The Schedule 13G filed jointly by such entities indicates that such entities may be deemed to constitute a group but states that each such person disclaims beneficial ownership as to all shares not specifically attributed to such entity in this footnote and disclaims that it is part of a group.
                                         (Footnotes continued on following page)

(3) Frederick A. Klingenstein and his brother John Klingenstein are affiliates of Klingenstein, Fields & Co., L.P. Of such 2,904,291 shares, 2,904,291 shares are reported as beneficially owned by Klingenstein, Fields & Co., L.P., 2,464,723 shares by Frederick A. Klingenstein and 2,440,390 shares by John Klingenstein. Frederick A. Klingenstein, John Klingenstein and Klingenstein, Fields & Co., L.P. each reported shared dispositive power with respect to 2,464,723 shares, 2,440,390 shares and 2,904,291 shares, respectively, and shared voting power with respect to 1,727,431 shares, 1,878,736 shares and no shares, respectively. Frederick A. Klingenstein and John Klingenstein each reported sole voting power with respect to 737,792 shares and 561,654 shares, respectively. The shares beneficially owned by Klingenstein, Fields & Co., L.P. include 4,884 shares issuable upon conversion of Convertible Debentures. In addition, Frederick A. Klingenstein beneficially owns, and has sole voting and dispositive power with respect to, 15,000 shares subject to options exercisable within 60 days. Frederick Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. John Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. Shares attributed to each individual include shares owned jointly with his wife, by trusts of which he is the trustee and by others who have granted him a power of attorney to vote and dispose of shares.
(4) Of such 2,048,463 shares, 2,039,164 are reported as beneficially owned by Fidelity Management & Research Company and 9,298 shares (including 1,899 shares issuable upon conversion of Subordinated Debentures) are reported as beneficially owned by Fidelity Management Trust Company, each of which is a wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d and FMR Corp. each report sole dispositive power with respect to 2,048,463 shares, sole voting power with respect to only 1,899 shares and no voting power, either sole or shared, with respect to 2,046,564 shares. The Schedule 13G states that Mr. Johnson, together with Abigail P. Johnson and various members of Mr. Johnson's family and trusts for their benefit, through their ownership of voting common stock and the execution of a shareholder's voting agreement, may be deemed to form a controlling group with respect to FMR Corp.
(5) All 1,923,795 shares are reported as beneficially owned by both American Express Company and its subsidiary American Express Financial Corporation, each of whom disclaim any sole voting or dispositive power with respect to any of the shares. Each of American Express Company and American Express Financial Corporation report shared voting power with respect to 1,200,050 shares and shared dispositive power with respect to 1,923,795 shares. In its Schedule 13G filing, American Express Company expressly disclaims beneficial ownership of the shares attributable to it in such filing.

                             EXECUTIVE COMPENSATION

  I. SUMMARY COMPENSATION TABLE. The following table (the "Summary Compensation Table") sets forth certain information regarding annual and long-term compensation of each of the named executive officers of the Company during 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                                 COMPENSATION
                                                             ---------------------
                                   ANNUAL COMPENSATION              AWARDS
                              ------------------------------ ---------------------
                                                                        SECURITIES
                                                OTHER ANNUAL RESTRICTED UNDERLYING  ALL OTHER
   NAME AND PRINCIPAL                    BONUS  COMPENSATION   STOCK     OPTIONS   COMPENSATION
        POSITION         YEAR SALARY($)   ($)      ($)(1)    AWARDS(2)     (#)        ($)(3)
   ------------------    ---- --------- ------- ------------ ---------- ---------- ------------
Paul G. Van Wagenen..... 1995 $528,117  $20,000    $ --       $20,000     50,000      $9,240
 Director, Chairman of
  the Board,             1994  443,742      --       --           --      40,000       9,220
 President and Chief
  Executive              1993  372,492      --       --           --      41,042       8,994
 Officer
D. Stephen Slack(4)..... 1995 $293,858  $   --     $ --       $   --      25,000      $9,240
 Director, Senior Vice   1994  269,370      --       --           --      20,000       9,220
 President--Finance and  1993  241,247      --       --           --      20,521       8,994
 Chief Financial Officer
Kenneth R. Good......... 1995 $213,028  $12,500    $ --       $12,500     25,000      $9,240
 Senior Vice President-- 1994  189,375      --       --           --      20,000       9,220
 Land and Budgets        1993  167,500      --       --           --      20,521       8,994
Stuart P. Burbach....... 1995 $196,000  $20,000    $ --       $20,000     20,000      $9,240
 Vice President and      1994  174,375      --       --           --       8,000       9,220
 Offshore Division
  Manager                1993  155,625      --       --           --       8,208       8,994
Sammie M. Shaw.......... 1995 $160,290  $20,000    $ --       $20,000     12,000      $9,240
 Vice President--
  Operations             1994  150,290      --       --           --       8,000       8,985
                         1993  141,540      --       --           --       8,208       8,994
Radford P. Laney........ 1995 $161,750  $12,500    $ --       $12,500     10,000      $9,240
 Vice President and      1994  146,250      --       --           --       7,000       9,220
 International Division
  Manager                1993  131,125      --       --           --       6,000       8,994

--------
(1) No executive received perquisites or other personal benefits in any year shown which exceeded 10% of his salary.
(2) This amount represents the fair market value at their grant date (August 1, 1995) of restricted stock awards made to the named individuals pursuant to the Incentive Plan. Each such award shall vest on August 1, 1996, contingent upon, among other things, shareholder approval of the 1995 Long-Term Incentive Plan and such employee's continued employment with the Company through August 1, 1996. As of December 31, 1995, the aggregate restricted share holdings and their value (based upon a per share price of $28.25, the closing price of the Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for December 29, 1995) of each of the named individuals were: Messrs. Van Wagenen, Burbach and Shaw, 907 shares worth $25,595; and Messrs. Good and Laney, 567 shares worth $15,990. Upon approval of the Incentive Plan by shareholders and the vesting of the Common Stock referred to in this column, dividends shall be payableunless and until such shares become fully vested as described above.
(3) These amounts represent Company matching contributions to the Tax-Advantaged Savings Plan (401(k) Plan).
(4) Mr. Slack resigned from the Company effective October 27, 1995. See "Severance Arrangements."

  II. STOCK OPTION PLANS. Option Grants Table. The following table shows further information on grants of stock options during 1995 to the named executive officers which are reflected in the preceding Summary Compensation Table. The Board of Directors granted no stock options with stock appreciation rights in 1995.

                             OPTION GRANTS IN 1995

                               INDIVIDUAL GRANTS

-------------------------------------------------------------------------------------------------
                         NUMBER OF   PERCENT OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING    GRANTED    EXERCISE OR BASE
                          OPTIONS   TO EMPLOYEES       PRICE        EXPIRATION      GRANT DATE
          NAME            GRANTED      IN 1995    ($ PER SHARE)(1)     DATE      PRESENT VALUE(2)
          ----           ---------- ------------- ---------------- ------------- ----------------
Paul G. Van Wagenen.....   50,000       15.0%         $22.0625     July 31, 2005     $645,500
D. Stephen Slack........   25,000        7.5%         $22.0625     July 31, 2005      322,750
Kenneth R. Good.........   25,000        7.5%         $22.0625     July 31, 2005      322,760
Stuart P. Burbach.......   20,000        6.0%         $22.0625     July 31, 2005      258,200
Sammie M. Shaw..........   12,000        3.6%         $22.0625     July 31, 2005      154,920
Radford P. Laney........   10,000        3.0%         $22.0625     July 31, 2005      129,100

--------
(1) The option exercise price was 100% of the fair market value of the Common Stock on August 1, 1995, the date of grant. Generally, options granted under the Company's stock option plans to employees become exercisable in three equal increments on each of the three anniversaries following the grant date. In addition, if a change of control of the Company were to occur, the unvested options would become immediately exercisable subject, in certain instances, to the discretion of the Compensation Committee of the Board of Directors.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options and applying certain assumptions thereunder, including an underlying security price on the date of grant equal to the exercise price set forth above, the expiration set forth above, a risk free rate of interest during the life of the options equal to 6.47% (the rate of interest on 10-year U.S. Treasury Bonds on the grant date of the options), a $0.12 annual dividend rate over the life of the options and volatility during the life of the options equal to 39.09% (the average monthly price volatility for the Common Stock for the four years preceding the grant date).

  1995 Option Exercises and December 31, 1995 Values Table. Shown below is information with respect to unexercised options to purchase Common Stock granted under the Company's stock option plans to the named executive officers and held by them at December 31, 1995.

AGGREGATE OPTION EXERCISES IN 1995 AND 1995 OPTION VALUES AT DECEMBER 31, 1995

                                                      NUMBER OF           VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS          IN-THE-MONEY
                          SHARES                       HELD AT                 OPTIONS AT
                         ACQUIRED                 DECEMBER 31, 1995       DECEMBER 31, 1995(1)
                            ON       VALUE    ------------------------- -------------------------
          NAME           EXERCISE REALIZED($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           -------- ----------- ------------------------- -------------------------
Paul G. Van Wagenen.....  51,042   $678,310         14,653/90,347          $  101,490/$657,260
D. Stephen Slack........  10,000    153,750         49,848/45,173           1,046,774/ 328,628
Kenneth R. Good.........  10,000    172,188         42,348/45,173             693,149/ 328,627
Stuart P. Burbach.......   4,000     77,250         20,889/28,069             366,226/ 193,325
Sammie M. Shaw..........  10,000    190,000         18,139/20,069             291,780/ 143,825
Radford P. Laney........    --        --            11,333/16,667             169,415/ 117,585

--------
(1) Based on the per share closing price of the Common Stock as reported on The New York Stock Exchange, Inc.'s Composite Transactions Reporting System for December 29, 1995 ($28.25).

  III. RETIREMENT PLAN. The Company maintains a noncontributory retirement plan (the "Retirement Plan"), covering all salaried employees, under which the Company annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years of the ten years before retirement, to persons having the average salary levels and years of service specified in the table.

                               PENSION PLAN TABLE

          AVERAGE ANNUAL                   YEARS OF SERVICE AT RETIREMENT
           SALARY BEFORE            --------------------------------------------
            RETIREMENT              15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
          --------------            -------- -------- -------- -------- --------
   $100,000........................ $ 28,552 $ 38,070 $ 47,587 $ 57,105 $ 66,622
    200,000........................   58,552   78,070   97,587  117,105  136,662
    300,000........................   88,552  118,070  147,587  177,105  206,622
    400,000........................  118,552  158,070  197,587  237,105  276,622
    500,000........................  148,552  198,070  247,587  297,105  346,622
    600,000........................  178,552  238,070  297,587  357,105  416,622

  Benefits under the Retirement Plan are based on a percentage of employee earnings, length of service and certain other factors and are payable upon normal retirement at age 65, upon early retirement at age 55 or after termination of employment under certain circumstances. The Retirement Plan provides that annual benefits under such plan are limited to the maximum amount prescribed by sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code") for pensions payable under tax-qualified retirement plans. For 1995, the Code provides that the annual compensation of each employee which is to be taken into account under the Retirement Plan cannot exceed $150,000, and the maximum allowable pension benefit payable under such plan would be limited to $120,000. In order to maintain benefit levels under the Retirement Plan to which they would otherwise be entitled but for limitations prescribed by the Code, the Company has entered into agreements with Messrs. Van Wagenen and Good to supplement their (and their spouses') benefits under the Retirement Plan in the event and to the extent that these Code limitations reduce the retirement benefits that would otherwise be payable to such individuals under the Retirement Plan.

  Messrs. Van Wagenen, Slack, Good, Burbach, Shaw and Laney each have approximately sixteen, eight, eighteen, eight, fourteen and eighteen credited years of service, respectively, under the Retirement Plan.

  IV. TAX-ADVANTAGED SAVINGS PLAN. The Company has a Tax-Advantaged Savings Plan (the "Savings Plan") in which all salaried employees may participate. Under the Savings Plan, a participating employee may allocate up to 10% of such employee's salary as a tax-deferred contribution (subject to a maximum dollar limitation of $9,500 for 1996), and the Company makes matching contributions of 100% of the amount contributed, up to 6% of such employee's salary.

  Funds contributed to the Savings Plan by an employee and the earnings and accretions thereon may, according to instructions from such employee, be used to purchase shares of Common Stock or to invest in certain mutual funds managed by The Vanguard Group of Investment Companies ("Vanguard"), including a money-market fund, a long-term bond fund, a balanced fund (investing in both stocks and bonds), a growth and income fund and a growth stock fund. The employee may redirect the investment of these amounts quarterly. Matching funds contributed to the Savings Plan by the Company are invested only in Common Stock. All contributions to the Savings Plan are held by entities controlled by Vanguard. Participants in the Savings Plan may exercise voting rights over shares of Common Stock held in accounts established under the Savings Plan for their benefit.

  V. SUPPLEMENTAL AND EMPLOYMENT AGREEMENTS. Messrs. Van Wagenen, Good, Burbach and Laney have each entered into two-year employment contracts, effective February 1, 1996, with the Company. Such contracts provide for minimum annual salaries for Messrs. Van Wagenen, Good, Burbach and Laney of $575,000, $226,000, $206,000 and $170,000, respectively. The contracts also provide for continuation of coverage in the Company's employee benefit plans and programs during the contract term. In addition, upon termination of employment by reason of death or disability, by the Company without cause, by the employee for good reason (as defined in the employment agreements), or within six months after a "change in control" (as defined below) of the Company, the employee is entitled to (i) compensation theretofore owed, (ii) three years' salary and bonus, (iii) compensation for retirement benefits that would have been earned had the employee completed the remaining term of the employment contract, (iv) coverage under the Company's compensation plans and practices for the remaining term of the employment contract and (v) payments to compensate the employee for the imposition of certain excise taxes imposed under the Code on payments made to such employee in connection with a change in control of the Company. "Change of control," as defined in the employment agreements, includes certain events constituting a change in the control or management of the Company (whether by merger, consolidation, acquisition of assets or stock or otherwise).

  The Company also has a supplemental disability plan under which amounts may be payable to officers of the Company from time to time in the future. Supplemental disability amounts are in addition to existing programs and are designed to bring total monthly disability benefits to a level equal to 60% of monthly salary at the time of disability. The participants in such plan include Messrs. Van Wagenen, Good, Burbach, Shaw and Laney.

  VI. COMPENSATION OF DIRECTORS. Each director, other than those who are regularly employed officers of the Company, receives an annual director's fee of $18,000. In addition each director, other than those who are regularly employed officers of the Company, receives a fee of $1,000 for each meeting of the Board of Directors actually attended and a fee of $250 for each meeting of the Compensation Committee or Audit Committee actually attended. Pursuant to the terms of the Company's Amended and Restated 1989 Incentive and Nonqualified Stock Option Plan (the "Stock Option Plan") or, if and when approved by shareholders, pursuant to the Incentive Plan, each Non-Employee Director is granted options to purchase 10,000 shares of Common Stock on the first business day of June following such director's initial election and options to purchase 5,000 shares of Common Stock each year of his service as a director thereafter. See "Proposal to Approve the 1995 Long-Term Incentive Plan." The Company also reimburses directors for travel and related expenses incurred in attending meetings of the Board of Directors or its committees.

  VII. REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

    The Compensation Committee (referred to hereafter as the "Committee") periodically reviews the compensation of the Company's executive officers and customarily meets in July of each year to consider executive officer compensation generally, as well as specific compensation matters. In 1995, the Committee followed essentially the same policies and practices that it had followed during the prior year. In July 1995, the Committee reviewed
  (i) personnel evaluations of the Company's key employees, including executive officers; (ii) compensation guidelines suggested to the Company, together with comparables of industry peer group companies ("Peer Group") prepared by an independent compensation consultant; (iii) information regarding the Company's results in meeting its principal business objectives; and (iv) the recommendations of management. The Committee ultimately approved salary levels and, where appropriate, bonuses and stock option grants for Company employees, including executive officers. In connection with these determinations, the Committee reviewed the general terms and conditions of employment of all employees of the Company, including, but not limited to, each executive officer, and considered compensation practices within the industry. In addition to compensation studies submitted by the independent consultant, the Committee considered advice of legal counsel and the individual views of Committee members on the Company's goals and objectives in reaching its decisions concerning executive officer compensation, including stock option grants and bonuses. See Items I and II above, entitled "Summary Compensation Table" and "Stock Option Plans," for further information on cash compensation, stock option grants and bonuses.

    The Peer Group was selected after an examination of all companies in the Company's industry that had similar property holdings in similar geographic areas, foreign as well as domestic. From that group, with the help of outside independent consultants practicing in the field of public company executive compensation, a list of nineteen companies having a statistically meaningful range of market capitalization and gross revenues were chosen and analyzed. The companies selected for review for determining competitive compensation include those seven companies comprising the New Peer Index for which cumulative total return information is provided at Item IX below, entitled "Performance Graph," plus twelve other companies, which cumulatively comprise the nineteen-company Peer Group described above. Based upon information provided by the Company's independent consultants, generally the Company's officers are, in the case of base salary, in the lower half of base salary and short-term bonus provided executive officers of Peer Group comparators and, in the case of long-term compensation and bonuses, including stock options, in the lower half of similar compensation provided to executive officers of the Peer Group comparators.

    The Committee believes, and the executive compensation arrangements so reflect, that a blend of current cash compensation, fringe benefits, and long-term incentive compensation is appropriate. Current cash is provided by salary and bonuses alone, the Company having instituted in 1995 a cash and/or stock bonus policy awarding a combination of cash and/or Company stock to those key employees it thought appropriate in order to assist in retention as well as to reward past performance and encourage Company stock ownership. Pursuant to this policy, seven key employees of the Company (not including the Chief Executive Officer) were awarded cash and stock bonuses in August 1995. One-half of each bonus was paid immediately in cash and one-half in Company stock. The stock portion vests, subject to certain exceptions, only if the shareholders approve the new plan in April, 1996, and if the recipient remains employed with the Company until August 1, 1996. Executives, like all employees, participate in a tax-qualified retirement plan and a tax-qualified savings plan maintained by the Company (including an excess benefit arrangement adopted in December 1993, which is designed to provide to its executives, including the chief executive officer and other management employees, benefit opportunities otherwise curtailed by the application of certain limitations of the tax code), as well as in certain welfare benefit programs elsewhere described, which arrangements in the aggregate are substantially similar to those provided by the Peer Group comparators. Long-term incentive to executives is achieved through modest grants of stock options priced at market on date of grant and with traditional terms and conditions.

    As of the date of this report, the Company's only long-term compensation plan is its Stock Option Plan. No options have been granted under that plan at a discount to current market price; therefore, compensation to an executive from the Stock Option Plan depends entirely on increases in the market value of the Company's common stock, with the result that stock options benefit an executive if, and only to the extent that, similar benefits are received by the Company's stockholders. Moreover, the continued service requirements (delayed vesting) applicable to the stock option grants insure that, in the usual circumstances, the executive must render substantial services after the grant of options before being able to realize any value with respect to such grant.

    The Committee has adopted its executive compensation policies and practices with a view to engendering in management the principle that improving the Company's value is of paramount importance and that Company value is measured, to a lesser extent, by reference to improvement in the market value of the Company's common equity, as reflected on the national exchanges on which such equity is traded and, to a greater extent, by the most recent year's results relating to the principal corporate business objectives publicly enunciated by the Company in 1993 and established by the Committee as criteria against which executive officer performance would be measured during the period August 1994 through August 1995. These objectives include (i) steadily increasing hydrocarbon production levels, leading to increased revenues and earnings; (ii) growing the hydrocarbon reserves asset base; (iii) maintaining appropriate levels of debt and interest for an entity the size of the Company, and controlling overhead and operating costs consistent with the Company's activity levels; and (iv) expanding exploration and production activities into new and promising geographic areas consistent with Company expertise. The Committee determined in July 1995 that in every case the stated objectives had been demonstrably met to a high degree of success during the prior twelve-month period. In making its decisions, the Committee takes into account (i) success in achieving the principal corporate business objectives articulated above; (ii) evaluations by the Committee and others of the individual performance and achievement of executives; (iii) the increase in the Company's value as measured by its stock price and increase in reserve base; (iv) the individual's prior compensation level, including the number and terms of options already held by such individual, (v) with respect to individuals that have entered into employment contracts with the Company, the minimum salaries provided for therein; and (vi) compensation paid to Peer Group executives. The Committee does not assign weights to particular factors, and determination by the Committee of the exact levels of compensation, including salary, fringe benefits, and stock option awards, is based on all factors taken as a whole, but is ultimately subjective.

    In August 1995, the chief executive officer's cash salary compensation was increased by 15%, with participation in employee benefit plans and fringe benefit programs remaining essentially constant. The Committee's determination of the chief executive officer's salary and stock option grant was based principally on the Company's achievement of its principal business objectives and the Committee's judgment that the chief executive officer's compensation package was in the lower half of similar compensation relative to the Peer Group. For example, with reference to the four principal business objectives enunciated by the Company and utilized as a measurement of criteria by the Committee, (i) the Company enjoyed a 22% increase in production levels for the 1993-1994 biennium over the preceding biennium, which contributed to a 30% increase in cash flow and an 8% increase in earnings for 1994 compared to 1993; (ii) the Company replaced 153% of its proven hydrocarbon reserves produced during the year, bringing the year-end 1994 proven reserves base to 446.1 billion cubic feet equivalent (Bcfe);
  (iii) the increases in production, cash flow, earnings and the replacement of reserves discussed above were accomplished against the backdrop of an 8% decrease in interest expense; and (iv) the Company increased its exploration and production activities worldwide during 1994 as reflected in a 62% increase in the Company's capital expenditures during 1994 compared to 1993. In addition, the Committee noted the substantial contribution the chief executive officer's management style and work ethic made to the maintenance of the high morale of the Company's employees.

    In addition to its annual July meeting, the Committee also customarily meets in January of each year. In January 1995, the Committee determined to renew and to extend the Company's employment contracts. At the time such contracts were renewed and extended, minimum salaries were established in each contract which equaled the compensation currently being received by such key employee, as established in the annual salary review during the prior August. Seven key employees of the Company presently have such employment contracts. The Committee believes that the employment contracts are necessary to secure for the benefit of the Company the services of the individuals offered the contracts on the terms and conditions therein stated, and to provide management stability in the event of significant corporate control events such as a tender offer, significant change in stock ownership or a proxy contest. See Item V above, entitled "Supplemental and Employment Agreements," for further information on certain of the employment contracts.

    Under Section 162(m) of the tax code, certain deductions otherwise available to the Company by reason of its incurrence of executive compensation expenses might not be deductible if (i) the aggregate of such amounts otherwise deductible in a single year by the Company with respect to one executive exceeds $1,000,000; (ii) the executive officer is the Company's chief executive officer, or one of the four other most highly compensated officers (determined in each case as of the last day of the year); and (iii) there is not available an exception or exemption which would exclude the compensation from the limitation. Amounts payable or accrued under (i) the Company's tax-qualified plans; (ii) certain fringe benefit plans that do not result in income to the executive; and (iii) its stock option grants will all be excluded in considering whether the $1,000,000 level for a particular executive in a particular year has been exceeded. After considering Company estimates of compensation payable to its executive officers, the fact that stock option compensation will not be considered in such determination, and the advice of counsel, the Committee believes that this provision of the tax code is unlikely to have any impact upon the Company in the near term.

    Committee decisions are generally reviewed by the board as a whole except with respect to those matters that must be peculiarly within the province of the Compensation Committee in order that the establishment and operation of the Stock Option Plan comply with SEC Rule 16b-3.

                                          THE COMPENSATION COMMITTEE:

                                          JOHN B. CARTER, JR., Chairman
                                          TOBIN ARMSTRONG
                                          JACK S. BLANTON
                                          FREDERICK A. KLINGENSTEIN
                                          NICHOLAS R. PETRY

  VIII. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board of Directors consists of Messrs. John B. Carter, Jr. (Chairman), Tobin Armstrong, Jack S. Blanton, Frederick A. Klingenstein and Nicholas R. Petry. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1995 or engaged in any transactions or business relationships during 1995 that would require disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, the Exchange Act or the Energy Policy and Conservation Act of 1975 as promulgated by the Securities and Exchange Commission. Mr. Carter was an officer of the Company from 1977 to 1987.

  IX. PERFORMANCE GRAPH. Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of (i) the Standard & Poor's 500 Stock Index, (ii) the Standard & Poor's Domestic Oil Index, (iii) a Peer Index (the "Old Peer Index") selected by the Company composed of Anadarko Petroleum Corporation, Apache Corporation, The Louisiana Land & Exploration Company and Noble Affiliates, Inc. and (iv) a new Peer Index (the "New Peer Index") selected by the Company composed of Anadarko Petroleum Corporation, Apache Corporation, The Louisiana Land & Exploration Company, Noble Affiliates, Inc., Parker & Parsley Petroleum Company, Santa Fe Energy Resources, Inc. and Seagull Energy Corporation, each for the period of five fiscal years commencing December 31, 1990 and ended December 31, 1995. The performance graph presented below differs from that presented in prior years in that the Company is changing its Peer Index from the Old Peer Index to the New Peer Index. The Company determined to change its Peer Index, in part, because Maxus Energy Corporation, which was formerly included in the Old Peer Index, was acquired during 1995 by YPF Sociedad Anonima, a corporation that the Company did not deem appropriate, due its size and business activities, for inclusion in the New Peer Index.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

      MEASUREMENT PERIOD                                                                           S&P DOMESTIC
    (FISCAL YEAR COVERED)            POGO           S&P 500       OLD PEER INDEX  NEW PEER INDEX        OIL
1990                                    100             100             100             100             100.00
1991                                     93.75          130.47           87.47           83.55           88.98
1992                                    170.83          140.4           106.04           98.92           98.84
1993                                    279.17          154.58          149.1           139.02           99.84
1994                                    296.73          156.62          139.21          125.37          105.52
1995                                    474.84          215.44          177.68          155.94          120.13

Note: The stock price performance for the Company's Common Stock is not necessarily indicative of future performance. Total Shareholder Return assumes reinvestment of all dividends.

  X. SEVERANCE ARRANGEMENTS. D. Stephen Slack, formerly a Director and Senior Vice President--Finance and Chief Financial Officer of the Company, resigned from the Company effective October 27, 1995. In connection with his separation from the Company, Mr. Slack received, a lump sum cash payment in January 1996 of $625,000, subject to applicable FICA and withholding for federal income taxes. He also received, among other things, a lump sum cash payment of $70,903 under the excess benefit arrangements described under Item III above, entitled "Retirement Plan", which was also subject to applicable FICA and withholding for federal income taxes.

             PROPOSAL TO APPROVE THE 1995 LONG-TERM INCENTIVE PLAN

GENERAL

  On July 25, 1995, the Board of Directors approved, subject to shareholder approval, the 1995 Long-Term Incentive Plan of the Company (the "Incentive Plan"). The Board of Directors believes that the Incentive Plan will serve as a valuable employment incentive, permitting the Company to retain in its employ persons of training, experience and ability, to attract new employees whose services are considered unusually valuable, to attract and retain qualified persons to serve as directors of the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interests of such persons in the development and financial success of the Company. Approximately 50 employees and 11 non-employee directors will be eligible for awards under the Incentive Plan. During 1995, the Board of Directors contingently awarded restricted stock under the Incentive Plan totaling $130,000 on the date of grant, including the amounts awarded to the individuals as set forth on the "Summary Compensation Table" in the preceding section. All awards made during 1995 under the Incentive Plan were made to Company employees and are contingent upon, with certain exceptions, shareholder approval of the Incentive Plan and, with respect to each recipient's respective award, such recipient's continued employment with the Company until August 1, 1996.

DESCRIPTION OF THE INCENTIVE PLAN

  The Incentive Plan provides for awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock). An aggregate of 2,000,000 shares of Common Stock has been reserved for use under the Incentive Plan. Approval of the Incentive Plan by shareholders will constitute shareholder approval of the reservation of such shares. Awards to employees of the Company may be made as grants of stock options, stock appreciation rights, stock awards, cash awards, performance awards, or any combination thereof (collectively, "Awards"). No more than 400,000 shares of Common Stock shall be available for issuance to non-employee directors of the Company ("Director Options"), and no more than 250,000 shares of Common Stock shall be available for Awards other than stock options and stock appreciation rights. Common Stock related to Awards or Director Options that (i) are forfeited or terminated, (ii) expire unexercised, (iii) are settled in cash in lieu of Stock (or in a manner that all or some of the shares covered by an Award or Director Options are not issued to a participant in the Incentive Plan (a "Participant")), or (iv) are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards or Director Options.

  The Incentive Plan, as it applies to Participants who are employees (but not to Participants who are non-employee directors of the Company), will be administered by a committee consisting of at least two members of the Board of Directors who meet the requirements of the definition of a disinterested person in Rule 16b-3(d)(3) of the Exchange Act (the "Committee"). The Board of Directors currently intends to delegate its authority to administer the Incentive Plan to the Company's Compensation Committee. See "Continuing Directors--Organization and Activity of the Board of Directors." The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Incentive Plan, pursuant to such conditions as the Committee may establish. However, the Company may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

  Any decision of the Committee in the interpretation and administration of the Incentive Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may extend the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Incentive Plan or an Award or otherwise amend or modify an Award. The Committee may also correct any defect or inconsistency in the Incentive Plan or an Award.

  Employee Awards. The Committee shall determine the type(s) of Awards to be made to each employee Participant under the Incentive Plan. Each Award shall be embodied in an Award agreement between the Company and the Participant containing terms determined by the Committee.

  The Awards, listed below, may be granted singly, in combination, or in tandem. Awards may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Incentive Plan or any other employee plan of the Company. An Award may provide for the granting of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. No Participant may be granted during any one year period (i) Awards consisting of stock options or stock appreciation rights exercisable for more than 150,000 shares of Common Stock, or (ii) in addition to any stock options or stock appreciation rights, cash or other awards under the Incentive Plan having a value determined on the date of grant in excess of $1,000,000.

    1. Stock Option. An Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than 50% of the fair market value of the Common Stock on the date of grant. A stock option may be in the form of an incentive stock option within the meaning of Section 422 of the Code.

    The price at which shares of Common Stock may be purchased under an employee stock option (or Director Option, discussed below) shall be paid in full at the time of exercise (i) in cash, (ii) by tendering Common Stock (valued at fair market value on the date of exercise) or surrendering another Award, including Common Stock that cannot be publicly traded ("Restricted Stock"), or (iii) any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards by an employee to exercise a stock option. The Committee may provide for (i) loans from the Company to an employee to permit the exercise or purchase of Awards and (ii) procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award to an employee. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option (equal to the number of shares of Restricted Stock used as consideration), shall be subject to the same restrictions as the Restricted Stock so submitted.

    2. Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value (or other specified valuation) of a specified number of shares of Common Stock on the date the stock appreciation right is exercised over a specified strike price.

    3. Stock Award. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, which may include continuous service with the Company, achievement of specific business objectives, increases in specified indices, and attaining specified growth rates. Such Awards may be based on fair market value or other specified valuations.

    4. Cash Award. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, including continuous service with the Company, achievement of specific business objectives, increases in specified indices, and attaining specified growth rates.

    5. Performance Award. A performance Award shall be paid, vested, or otherwise deliverable solely on account of the attainment of pre-established, objective performance goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates and (ii) the elapse of 25% of the period of service and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party with knowledge of relevant facts could determine whether the goal is met and such goals can be based on business criteria that apply to the individual, a business unit, or the Company as a whole. No employee Participant shall receive performance Awards during any one year period having a value determined at the date of grant in excess of $1,000,000.

  Director Options. Commencing June 1, 1996, automatic annual awards of Director Options shall be made to each non-employee Director on the first business day of June, providing for the purchase of 5,000 shares of Stock; provided that such Director Options shall provide for the purchase of 10,000 shares of Stock if the recipient of such Director Option had not previously received a grant of a Director Option pursuant to the Incentive Plan or any predecessor plan of the Company providing for awards of stock options to non-employee Directors. Director Options shall not be awarded in any year in which a sufficient number of shares of Stock are not available for grant under the Incentive Plan.

  Each Director Option shall terminate with respect to any shares not previously purchased by the Director upon the expiration of 10 years from the date of granting of such Director Option, notwithstanding any earlier termination of the Director's status as a member of the Board of Directors. The purchase price of each share of Stock granted under a Director Option shall be equal to the fair market value of such share on the date the Director Option is granted. All Director Options shall be exercisable immediately upon the date of grant; provided, however, that (i) the Board of Directors may amend, modify, suspend or terminate the Incentive Plan to address any changes in legal requirements; and (ii) no Common Stock shall be issued with respect to any Director Option unless the Company is satisfied that such issuance complies with federal and state securities laws.

  Effect of Termination of Employment. Upon termination of employment of an employee Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award agreement evidencing the Award. In the event of termination, the Committee may provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Incentive Plan or an Award, or otherwise amend or modify the Award.

  Payment of Awards. In general, payment of Awards to employees may be made by cash, Common Stock or combinations thereof and may include restrictions determined by the Committee. The Committee may approve deferral of payments. Dividends (or dividend equivalent rights) may be extended to any Award denominated in Common Stock or units of Common Stock, subject to conditions established by the Committee. The Committee may establish rules to credit interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock. The Committee may permit the offer to a Participant to substitute an Award for another Award.

  Adjustments. Existence of outstanding Awards and/or Director Options shall not affect the power of the Company or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock, the dissolution or liquidation of the Company, any sale or transfer of Company assets, or any other corporate act.

  In the event of any subdivision or consolidation of outstanding shares of Common Stock, any declaration of a dividend payable in shares of Common Stock, any capital reorganization or reclassification, or any other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, then the Board shall adjust the following to reflect such transaction: (i) the number and shares of Common Stock reserved under the Incentive Plan and covered by outstanding Awards and/or Director Options denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards and/or Director Options; (iii) the appropriate fair market value and other price determinations for such Awards and/or Director Options; and (iv) the number of shares of Common Stock covered by automatically granted Director Options.

  Assignability. No Award, Director Option, or any other benefit under the Plan constituting a derivative security within the meaning of Rule 16a-1(c) of the Exchange Act shall be assignable or otherwise transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Committee may prescribe other restrictions on transfer. Any attempted assignment of an Award, Director Option, or other benefit under the Plan is null and void.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

  The following discussion of tax considerations relating to options issuable under the Incentive Plan describes only certain U.S. federal income tax matters. It is general in nature and is not intended to cover all tax consequences that may apply to a particular Participant or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

  The Company intends that certain stock options issued to employee Participants under the Incentive Plan constitute "incentive stock options" or "ISO's" within the meaning of Section 422 of the Code, while other options granted under the Incentive Plan, both to employee and non-employee Participants, will constitute "non-qualified options" (a "Nonqualified Option").

  Incentive Stock Options. In general, for federal income tax purposes, neither the grant nor the exercise of an ISO will result in taxable income to the Participant or a deduction for the Company. A Participant may be subject to the alternative minimum tax in the year that an ISO is exercised. The excess of the fair market value of the Common Stock (determined at the date of exercise) acquired through the exercise of an ISO over the exercise price is an addition to income in determining alternative minimum taxable income and such additional amount may be sufficient in amount to subject the Participant to the alternative minimum tax.

  If the Participant holds the Common Stock acquired through the exercise of ISO's for the full holding period (two years after the ISO is granted and one year after it is exercised), the Participant will recognize a capital gain or loss at the time of the sale of the stock based on the difference between the ISO's exercise price and the sale price. If Common Stock acquired through the exercise of an ISO is disposed of before the end of the holding period described above, a "disqualifying disposition", the Participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date the option was exercised (or, if less, the amount received on the sale of the Common Stock) and the option exercise price. The Company will be entitled to a deduction in a corresponding amount to the extent that the amount is reasonable compensation and is an ordinary and necessary business expense. If the amount received by the Participant on the disqualifying disposition exceeds the fair market value of the shares on the date of exercise of the ISO, such excess will ordinarily constitute capital gain.

  Nonqualified Stock Options. In general, the grant of a Nonqualified Option will not result in taxable income to the Participant or a deduction to the Company for federal income tax purposes. Upon exercise of a Nonqualified Option, the Company will be entitled, for federal income tax purposes, to a tax deduction and the Participant will recognize ordinary income. The amount of such deduction and income generally will equal the amount by which the fair market value of the shares acquired on the date the Nonqualified Option is exercised exceeds the option exercise price of the shares. However, if the sale of the Common Stock acquired upon exercise of a Nonqualified Option would subject the Participant to liability under Section 16(b) of the Exchange Act, the Participant will recognize ordinary income and the Company will be entitled to a corresponding tax deduction equal to the amount by which the fair market value of the shares acquired exceeds the option exercise price for the shares on the earlier of (i) the date that the Participant is no longer subject to liability under Section 16(b) of the Exchange Act or (ii) six months after the date the Nonqualified Option is exercised.

  Limitation on Deductions. Section 162(m) of the Code restricts the deduction of compensation by a publicly held corporation. Specifically, Section 162(m) prohibits the deduction of compensation to "covered employees" to the extent that "remuneration" to any such covered employee exceeds $1,000,000 in any taxable year. Covered employees are defined as the chief executive officer and the four most highly compensated officers (other than the chief executive officer) in the year in question. The exceptions to remuneration include payments to or from a tax-qualified pension plan and "performance based compensation." "Performance based compensation" includes stock options having an exercise price on the date of grant equal to the fair market value of the Common Stock on the date of grant, and other compensation payable solely on account of performance goals established and administered by a compensation committee which consists solely of two or more outside directors which, in the Company's case, currently is the Compensation Committee.

REQUIRED VOTE AND RECOMMENDATION

  The approval and adoption of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of shareholders. Accordingly, under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, abstentions would have the same legal effect as a vote against this proposal, even though this may not be the intent of the person entitled to vote or giving the proxy. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal. The persons named in the proxy intend to vote for the approval of the Incentive Plan, unless otherwise instructed.

  The Board of Directors recommends voting "FOR" this proposal.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends voting "FOR" the appointment of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the year 1996. Such firm has examined the Company's accounts since its organization.

  A representative of Arthur Andersen LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 ANNUAL REPORT

  The annual report to shareholders, including financial statements for the year ended December 31, 1995, has been mailed to shareholders. The annual report is not a part of the proxy solicitation material.

                         PROPOSALS BY SECURITY HOLDERS

  Proposals intended to be presented by shareholders at the Company's 1996 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than November 25, 1996, in order to be included in the Company's proxy material and form of proxy relating to such meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                              COMPLIANCE WITH THE
                         EXCHANGE ACT AND OTHER MATTERS

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

  A petition for relief, pursuant to Chapter 11 of the U.S. Bankruptcy Code, was filed by Mr. Hunt on June 14, 1993, in the U.S. Bankruptcy Court for the Northern District of Texas, Dallas Division. A plan of reorganization in this case was approved by the bankruptcy court and consummated on March 23, 1995.

                                 OTHER BUSINESS

  Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ PAUL G. VAN WAGENEN
                                             ----------------------------------
                                             Paul G. Van Wagenen
                                             Chairman of the Board

March 25__, 1995

                                                                 APPENDIX A
          1995 LONG-TERM INCENTIVE PLAN

                       of

             POGO PRODUCING COMPANY


          1.   Objectives.  The Pogo Producing Company 1995
Long-Term Incentive Plan (the "Plan") is designed to retain key employees, to attract and retain qualified Directors of the Company ("Directors"), to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of Pogo Producing Company, a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

          2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          "Award" means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant who is an employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Award Agreement" means a written agreement between the Company and a Participant who is an employee that sets forth the terms, conditions and limitations applicable to an Award.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 of the Exchange Act.

          "Common Stock" means the Common Stock, par value
$1.00 per share, of the Company.

          "Director" means an individual serving as a member of the Board.

          "Director Options" means nonqualified stock options granted to Directors.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

          "Fair Market Value" means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common
Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation
Bureau, Inc.

          "Participant" means an employee of the Company or any of its Subsidiaries or a Director to whom an Award has been made under this Plan.

          "Performance Award" means an award under the Plan made by the Committee to a Participant who is an employee subject to the attainment of one or more Performance Goals.

          "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Share Award shall be earned.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

          "Stock Option/SAR Limitation" means the limitation set forth in Paragraph 7(a) and defined therein.

          "Subsidiary" means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation.

          3.   Eligibility.

          (a) Employees. Key employees of the Company and its Subsidiaries eligible for an Award under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

          (b) Directors. Recipients of Director Options shall include all persons who, as of the time the Director Options are awarded, are serving as Directors of the Company and are not employees of the Company or any Subsidiary.

          4.   Common Stock Available for Awards and Director
Options. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 2,000,000 shares of Common Stock, of which there shall be available for Director Options during the term of this Plan not more than an aggregate of 400,000 shares of Common Stock. Notwithstanding the foregoing, not more than an aggregate of 250,000 shares of Common Stock shall be available for Awards other than stock options and stock appreciation rights. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards or Director Options. Common Stock related to Awards or Director Options that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Stock or in a manner such that all or some of the shares covered by an Award or Director Options are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards or Director Options hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3. Director
Options shall not be awarded in any year in which a sufficient number of shares of Stock are not available for grant under the Plan.

          5. Administration. This Plan, as it applies to Participants who are employees but not with respect to Participants who are Directors and not employees, shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee shall consist of at least two members of the Board who meet the requirements of the definition of "disinterested person" in Rule 16b-3(d)(3) promulgated under the Exchange Act, or any successor rule. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan.

          6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

          7.   Awards.

          (a) Employee Awards. The Committee shall determine the type or types of Awards to be made to each Participant who is an employee under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer or the Chief Administrative Officer of the Company for and on behalf of the Company. Awards may consist of those listed in this Paragraph 7(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. Notwithstanding anything herein to the contrary, no Participant may be granted, during any one year period, Awards consisting of stock options or stock appreciation rights exercisable for more than 150,000 shares of Common Stock (the "Stock Option/SAR Limitation"). No
     Participant may be granted, in addition to any stock options or stock appreciation rights, cash or other awards under this Plan in respect of any one year period having a value determined on the date of grant in excess of $1,000,000.

               (I) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common
          Stock at a specified price that is not less than the greater of
          (i) 50% of the Fair Market Value of the Common Stock on the date of grant and (ii) the par value of the Common
          Stock on the date of grant. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.

               (II) Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price, as set forth in the applicable Award Agreement.

               (III)     Stock Award.  An Award may consist of
          Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.
          Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

               (IV) Cash Award.  An Award may be
          denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific busi-ness objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

               (V) Performance Award. Without limiting the type or number of Awards that may be made to a Participant under the other provisions of this Plan, the Committee may make a Performance Award to a Participant who is an employee. Such a Performance
          Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates and (ii) prior to the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established) and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met and such goals can be based on one or more business criteria that apply to the individual, a business unit, or the Company as a whole, and includes an increase in any one or more of the following: production levels of equivalent volumes of oil and gas, equivalent proven reserves, reserves value, increased revenue, net income, stock price, market share, earnings per share, or return on equity; or a decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criterion). No Participant who is an employee shall receive more than $1,000,000 in respect of Performance Awards made in any calendar year. In interpreting Plan provisions applicable to Performance
          Goals and Performance Share Awards, it is the intent of the Plan to conform with the standards of Treasury Regulation 1.162-27(e)(2)(i) and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable
          Performance Goals and any of the material terms thereof were, in fact, satisfied.

          (b) Director Options. Commencing June 1, 1996, automatic annual awards of Director Options shall be made to each eligible Director on the first business day of June of each year, each such annual grant to provide for the purchase of 5,000 shares of Stock by each eligible Director; provided that such Director
     Options shall provide for the purchase of 10,000 shares of Stock if the recipient of such Director Option had not previously received a grant of a Director Option pursuant to this Plan or any predecessor plan of the Company providing for awards of stock options to nonemployee directors. Each Director Option shall terminate and be of no force or effect with respect to any shares not previously purchased by the Director upon the expiration of 10 years from the date of granting of such Director Option, notwithstanding any earlier termination of the Director's status as a Director of the Company. The purchase price of each share of Stock placed under a Director Option shall be equal to the greater of (i) Fair Market Value of such share on the date the Director
     Option is granted or (ii) the par value of the Common Stock on the date of grant. All Director Options shall be exercisable immediately upon the date of grant, except as hereinafter described. Notwithstanding the foregoing sentence, however, all Director Options granted under this Plan are subject to, and may not be exercised before, shareholder approval of the Plan required under paragraph 18 hereof.

          8.   Payment of Awards.

          (a) General. Payment of Awards to employees may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. As used herein, "Restricted Stock" means Common Stock that is restricted or subject to forfei-ture provisions.

          (b) Deferral. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

          (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock.

          (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

          9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an employee stock option or a Director Stock Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards by an employee to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant who is an employee. The Committee may provide for loans from the Company to an employee to permit the exercise or purchase of Awards and may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common
Stock issuable pursuant to an Award to an employee. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

          10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common
Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          11.  Amendment, Modification, Suspension or
Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would impair the rights of any Participant under any Award or Director Option previously granted to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award or Director Option then outstanding (unless the holder of such Award or Director Option consents) or to the extent shareholder approval is otherwise required by applicable legal requirements.

          12. Termination of Employment. Upon the termination of employment by a Participant who is an employee, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific
Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

          13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award, no Director
Option, or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income
Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer.
Any attempted assignment of an Award, Director Option or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.

          14.  Adjustments.

          (a)  The existence of outstanding Awards and/or
     Director Options shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or Common Stock or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, then (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards and/or Director Options denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such Awards and/or Director Options, (iii) the appropriate Fair Market Value and other price determinations for such Awards and/or Director Options, (iv) the number of shares of Common Stock covered by Director Options automatically granted under Paragraph 7(b) hereof and (v) the Stock Option/SAR Limitation in Paragraph 7(a) hereof shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any consolidation or merger of the Company with another corporation or entity, or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to
     (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards and/or Director Options denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such Awards and/or Director Options, (iii) the appropriate Fair Market Value and other price determinations for such Awards and/or Director Options, (iv) the number of shares of Common Stock covered by Director Options automatically granted under Paragraph 7(b) hereof and (v) the Stock Option Limitation in Paragraph 7(a) hereof to give effect to such transaction; provided that such adjustments shall only be such as necessary to maintain the proportionate interest of the holders of the Awards and/or Director Options and preserve, without exceeding, the value of such Awards and/or Director Options. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards and/or
     Director Options by means of substitution of new Awards or new Director Options, as appropriate, for previously issued Awards and/or Director Options or an assumption of previously issued Awards and/or Director Options as part of such adjustment.

          15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award or Director Option unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange
Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regula-tions and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities laws. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

          16.  Unfunded Plan.  Insofar as it provides for Director
Options or Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to seg-regate any assets that may at any time be represented by cash, Common
Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

          17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

          18. Effective Date of Plan. This Plan shall be effective as of the date (the "Effective Date") it is approved by the Board. Notwithstanding the foregoing, this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's shareholders held on or before July 1, 1996. If the shareholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Director Options and Awards hereunder shall be null and void.

                            POGO PRODUCING COMPANY
PROXY                                                                     PROXY
  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
              OF STOCKHOLDERS TO BE HELD TUESDAY, APRIL 23, 1996.

  The undersigned hereby appoints Paul G. Van Wagenen and John O. McCoy, Jr. jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock of Pogo Producing Company that the undersigned would be entitled to vote at the 1996 Annual Meeting of Stockholders, or at any adjournments thereof, on all matters which may come before such meeting, all as set forth in the accompanying Proxy Statement, including the proposals set forth on the reverse side of this proxy.



          IMPORTANT -- This Proxy must be signed and dated on the reverse side.

                            POGO PRODUCING COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

1.ELECTION OF DIRECTORS                                      For All
 Nominees - W.M. Brumley, Jr.,         For     Withheld      Except
 John B. Carter, Jr.,                  / /       / /           / /
 Frederick A. Klingenstein
 and Paul G. Van Wagenen


2. APPROVAL OF THE 1995 LONG-TERM      For       Against      Abstain
 INCENTIVE PLAN as more fully          / /         / /          / /
 described in the accompanying
 Proxy Statement.




                   3. APPROVAL OF THE APPOINTMENT OF    For   Against   Abstain
-----------------  ARTHUR ANDERSEN LLP as independent   / /     / /       / /
Nominee Exception  accountants, to audit the financial
                   statements of the Company for 1996.



 ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL TO APPROVE THE 1995 LONG-TERM INCENTIVE PLAN AND FOR THE PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR 1996.
                           The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the Annual Meeting and the 1995 Annual Report to Stockholders of Pogo Producing Company.

                           Dated: _______________________________________ , 1996

                           _____________________________________________________
                                                Signature

                           _____________________________________________________
                                                Signature
                           NOTE: Please sign exactly as your name appears on the
                           reverse side of this proxy. Joint owners should each sign. Executors, Administrators, Trustees, etc. should give their full title. Corporations should sign with their full corporate name by an authorized officer.